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Exhibit 99.1

Report of Ernst & Young LLP, Independent Certified Public Accountants

Board of Directors and Shareholders
Sawtek Inc. and subsidiaries

We have audited the consolidated balance sheet of Sawtek Inc. and subsidiaries as of September 30, 2000, and the related consolidated statements of income, shareholders' equity and cash flows for each of the two years in the period ended September 30, 2000. Our audits also include the financial statement schedule listed in Item 14(a)(2). These financial statements and financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Sawtek Inc. and subsidiaries at September 30, 2000, and the consolidated results of their operations and their cash flows for each of the two years in the period ended September 30, 2000, in conformity with accounting principles generally accepted in the United States. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects, the information set forth herein.

                      /s/ Ernst and Young LLP

Orlando, Florida
October 24, 2000

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  Exhibit 99.1